Exhibit 10.27

7195 Dallas Parkway Plano, Texas 75024 Tel: 469-467-5563

July 3, 2019

GWG DLP Funding IV, LLC

220 South Sixth Street, Suite 1200

Minneapolis, MN 55402

Attention: Bill Acheson

Facsimile: (612) 746-0445

Email: bacheson@gwglife.com

Re: Delivery of Audited Annual Financial Statements, Quarterly Financial Statements and Filing of Form 10-K Annual Report

Gentlemen:

Reference is hereby made to that certain Amended and Restated Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) made and entered into as of September 27, 2017, among GWG DLP Funding IV, LLC, a Delaware limited liability company (the “Borrower”), LNV Corporation, a Nevada corporation, as initial lender (in such capacity, the “Initial Lender”), the financial institutions party thereto as Lenders (together with the Initial Lender, the “Lenders”), and CLMG Corp., a Texas corporation, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

Pursuant to Section 9.1(d)(i)(y) of the Loan Agreement, the Borrower is required to furnish, or cause to be furnished to the Administrative Agent and each Lender, as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited annual balance sheet for such fiscal year of the Borrower or the Parent (so long as such audited annual balance sheet is on a consolidated basis and includes the Borrower), as at the end of such fiscal year, together with the related audited statements of earnings, stockholders’ equity and cash flows for such fiscal year, certified by an officer or director of the Borrower or the Parent (which certification shall state that the related balance sheets and statements fairly present the financial condition and results of operations for such fiscal year), delivery of which balance sheets and statements shall be accompanied by a certificate of such officer or director to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing. Additionally, pursuant to Section 9.1(d)(i)(x) of the Loan Agreement, the Borrower is required to furnish to the Administrative Agent and Lender as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the unaudited financial statements of the Borrower or the Parent (so long as such unaudited financial statements are on a consolidated basis and include the Borrower), certified by an officer or director of the Borrower or the Parent (which certification shall state that the related balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter), delivery of which balance sheets and statements shall be accompanied by a certificate of such officer or director to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing (collectively, the “Deliverables”). As of the date hereof: the Borrower has failed to furnish, or cause to be furnished to the Administrative Agent and each Lender, the Deliverables for the fiscal year ending December 31, 2018 and fiscal quarter ending March 31, 2019.

July 3, 2019

GWG DLP Unding IV, LLC

Furthermore, as of the date hereof, GWG Holdings, Inc. (“Holdings”), the indirect parent entity of the Borrower, has failed to file its Form 10-K annual report with the Securities and Exchange Commission for the fiscal year ending December 31, 2018.

The undersigned is willing to extend the time period for the Borrower to deliver such Deliverables and for Holdings to file such Form 10-K annual report with the Securities and Exchange Commission until July 15, 2019; provided that subject to the terms and conditions of the Loan Agreement, the Borrower shall not request and shall not be entitled to receive, and the Lenders shall be under no obligation to make, any Advances (including, for the avoidance of doubt, Ongoing Maintenance Advances), and the Borrower shall not be entitled to receive any remaining Available Amounts pursuant to clause “Eleventh” of Section 5.2(b) of the Loan Agreement, in each case, until the delivery and filing thereof.

The Administrative Agent, on behalf of itself and the Lenders, hereby reserves any and all of its rights, powers, privileges and remedies under the Loan Agreement and the other Transaction Documents, at law, in equity and otherwise, including, all rights, powers, privileges and remedies with respect to the Collateral described therein. For avoidance of doubt, this notice is not, and shall not be deemed to be, and no action, inaction or acquiescence by the Administrative Agent or any of the Lenders shall constitute a waiver of any such rights, powers, privileges or remedies or a waiver of any Unmatured Event of Default or Event of Default. This notice shall not entitle the Borrower or any other Person to any other or further notice or demand.

This letter hereby supersedes in its entirety that certain letter dated June 12, 2019 from the Administrative Agent to the Borrower.

Please acknowledge your consent to the foregoing by executing on the following page.

July 3, 2019

GWG DLP Unding IV, LLC

Sincerely,

CLMG CORP., as Administrative Agent

By:	/s/ Jacob Cherner
	Name:	Jacob Cherner
	Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

GWG DLP FUNDING IV, LLC, as Borrower

By:	/s/ William B. Acheson
Name:	William Acheson
Title:	Chief Financial Officer

[SIGNATURE PAGE TO NOTICE FROM CLMG CORP. TO GWG DLP FUNDING IV, LLC DATED JULY 3, 2019]